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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the Class A Common Stock, par value $0.20 per share, beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

March 8, 2001

                                MMI INVESTMENTS II-A, L.P.
                                By: Millbrook Capital Management, Inc.
                                    Manager



                                By: /s/ Clay B. Lifflander
                                    ------------------------
                                    President

                                MCM MANAGEMENT, LLC



                                By: /s/ Clay B. Lifflander
                                    ------------------------
                                    President